EXHIBIT 99.2

Pursuant to General Instruction number 6 to Form 4, the following additional reporting persons are covered by this joint filing:

Name:       ProQuest Associates LLC
            ProQuest Associates II LLC
            ProQuest Investments II Advisors Fund, L.P.
            ProQuest Investments II, L.P.
            ProQuest Companion Fund, L.P.
            Jay Moorin
            Alain Schreiber

Address: 90 Nassau Street
         5th Floor
         Princeton, NJ 08542

Designated Filer:  ProQuest Investments, L.P.

Issuer and Ticker Symbol:  Palatin Technologies, Inc. (PTN)

Date of Event Requiring Statement:  11/29/05



Signature: /s/ Pasquale DeAngelis
           ---------------------------------
           Pasquale DeAngelis, as member
           of ProQuest Associates LLC, as
           general partner of ProQuest
           Investments, L.P.